Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-227273, 333-145402, 333-159747, 333-179680, 333-189491, 333-194148, 333-206114, and 333-218640) and Form S-3 (No. 333-219940) of VMware, Inc. of our report dated March 29, 2019 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP

San Jose, California
March 29, 2019